THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information
(dollars in thousands)

EXHIBIT 99.1

On June 30, 2014, affiliates of CCMP Capital Advisors, LLC (“CCMP”) and Oak Hill Capital Partners III, L.P., Oak Hill Capital
Management Partners III, L.P. and OHCP III HC RO, L.P.), together with certain current and former members of Hillman’s management, consummated a merger transaction (the “Merger Transaction”) pursuant to the terms and conditions of an Agreement and Plan of Merger dated as of May 16, 2014.

The Company, through Hillman Group, had issued $265,000 in aggregate principal amount of 10.875% Senior Notes that were scheduled to mature on June 1, 2018. In connection with the Merger Transaction, the 10.875% Senior Notes were repaid and terminated.

Hillman Group issued $330,000 aggregate principal amount of its senior notes due July 15, 2022 (the “6.375% Senior Notes”). The 6.375% Senior Notes, of which $330,000 aggregate principal amount was outstanding as of June 30, 2015, are fully and unconditionally guaranteed on a joint and several basis by The Hillman Companies, Inc., Hillman Investment Company, and certain of the Company’s wholly-owned subsidiaries. The non-guarantor information presented represents our Australian, Canadian, and Mexican subsidiaries.

The following financial information presents condensed consolidating statements of comprehensive loss, balance sheets, and cash flows for the Hillman Group, all guarantor subsidiaries, all non-guarantor subsidiaries, and the eliminations necessary to provide the consolidated results for the Hillman Companies and subsidiaries. For purposes of this presentation, we have accounted for investments in our subsidiaries using the equity method of accounting. The principal consolidating adjustments eliminate investment in subsidiary and intercompany balances and transactions.

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statements of Comprehensive Loss (Unaudited)
For the three months ended June 30, 2015
(dollars in thousands)

	Successor
	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	$—	$167,821	$5,628	$43,369	$—	$216,818
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	86,082	4,039	28,866	—	118,987
Selling, general and administrative expenses	(211)	50,913	1,034	12,861	—	64,597
Transaction, acquisition and integration expenses	—	92	—	—	—	92
Depreciation	—	6,519	18	434	—	6,971
Amortization	8,972	—	54	492	—	9,518
Intercompany administrative (income) expense	—	(109)	—	109	—	—
Management fees to related party	—	155	—	—	—	155
Other (income) expense, net	264	(752)	2	(232)	—	(718)

(Loss) income from operations	(9,025)	24,921	481	839	—	17,216

Intercompany interest (income) expense	(3,058)	3,058	—	—	—	—
Interest (income) expense, net	(242)	11,244	—	1,616	—	12,618
Interest expense on junior subordinated debentures	3,152	—	—	—	—	3,152
Investment income on trust common securities	(94)	—	—	—	—	(94)
(Loss) income before equity in subsidiaries' income	(8,783)	10,619	481	(777)	—	1,540
Equity in subsidiaries' (loss) income	9,610	(1,009)	—	—	(8,601)	—

(Loss) income before income taxes	827	9,610	481	(777)	(8,601)	1,540
Income tax (benefit) provision	5,370	—	(23)	736	—	6,083

Net (loss) income	$(4,543)	$9,610	$504	$(1,513)	$(8,601)	$(4,543)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	79	—	423	(875)	(373)

Total comprehensive (loss) income	$(4,543)	$9,689	$504	$(1,090)	$(9,476)	$(4,916)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statements of Comprehensive Loss (Unaudited)
For the one day ended June 30, 2014
(Amounts in thousands)

Successor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	—	—	—	—	—	—
Cost of sales (exclusive of depreciation and
amortization shown below)	—	—	—	—	—	—
Selling, general and administrative expenses	—	—	—	—	—	—
Transaction, acquisition and integration expenses	22,018	—	—	—	—	22,018
Depreciation	—	—	—	—	—	—
Amortization	—	—	—	—	—	—
Intercompany administrative (income) expense	—	—	—	—	—	—
Other (income) expense, net	—	—	—	—	—	—

(Loss) from operations	(22,018)	—	—	—	—	(22,018)

Intercompany interest (income) expense	—	—	—	—	—	—
Interest expense, net	—	—	—	—	—	—
Interest expense on junior subordinated debentures	—	—	—	—	—	—
Investment income on trust common securities	—	—	—	—	—	—
(Loss) before equity in subsidiaries' income	(22,018)	—	—	—	—	(22,018)
Equity in subsidiaries' income (loss)	—	—	—	—	—	—

(Loss) before income taxes	(22,018)	—	—	—	—	(22,018)
Income tax (benefit)	(6,228)	—	—	—	—	(6,228)

Net (loss)	$(15,790)	—	—	—	—	$(15,790)

Other comprehensive income (loss):
Foreign currency translation adjustments	—	—	—	—	—	—

Total comprehensive (loss)	$(15,790)	—	—	—	—	$(15,790)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statements of Comprehensive Income (Unaudited)
For the three months ended June 29, 2014
(Amounts in thousands)

	Predecessor
	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	—	$147,829	$8,746	$46,023	—	$202,598
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	69,236	6,079	28,612	—	103,927
Selling, general and administrative expenses	38,798	47,772	1,941	12,408	—	100,919
Transaction, acquisition and integration expenses	—	31,681	—	—	—	31,681
Depreciation	—	6,593	27	661	—	7,281
Amortization	4,514	771	—	264	—	5,549
Intercompany administrative (income) expense	—	(108)	—	108	—	—
Management and transaction fees to related party	—	15	—	—	—	15
Other (income) expense, net	(77)	74	128	86	—	211

(Loss) income from operations	(43,235)	(8,205)	571	3,884	—	(46,985)

Intercompany interest (income) expense	(3,059)	3,059	—	—	—	—
Interest (income) expense, net	(52)	9,886	—	1,771	—	11,605
Interest expense on junior subordinated debentures	3,153	—	—	—	—	3,153
Investment income on trust common securities	(94)	—	—	—	—	(94)
(Loss) income before equity in subsidiaries' income	(43,183)	(21,150)	571	2,113	—	(61,649)
Equity in subsidiaries' (loss) income	(19,656)	1,494	—	—	18,162	—

(Loss) income before income taxes	(62,839)	(19,656)	571	2,113	18,162	(61,649)
Income tax (benefit) provision	(22,375)	—	182	1,008	—	(21,185)

Net (loss) income	$(40,464)	$(19,656)	$389	$1,105	$18,162	$(40,464)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	3,916	—	10,061	(10,025)	3,952

Total comprehensive (loss) income	$(40,464)	$(15,740)	$389	$11,166	$8,137	$(36,512)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statements of Comprehensive Loss (Unaudited)
For the six months ended June 30, 2015
(dollars in thousands)

	Successor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	$—	$311,942	$10,741	$74,831	$—	$397,514
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	165,127	7,731	49,477	—	222,335
Selling, general and administrative expenses	43	100,836	2,052	23,364	—	126,295
Transaction, acquisition and integration expenses	—	257	—	—	—	257
Depreciation	—	13,468	35	1,005	—	14,508
Amortization	17,946	—	108	981	—	19,035
Intercompany administrative (income) expense	—	(217)	—	217	—	—
Management fees to related party	—	306	—	—	—	306
Other (income) expense, net	214	789	—	(491)	—	512

(Loss) income from operations	(18,203)	31,376	815	278	—	14,266

Intercompany interest (income) expense	(6,115)	6,115	—	—	—	—
Interest (income) expense, net	(478)	22,507	—	3,215	—	25,244
Interest expense on junior subordinated debentures	6,305	—	—	—	—	6,305
Investment income on trust common securities	(189)	—	—	—	—	(189)
(Loss) income before equity in subsidiaries' income	(17,726)	2,754	815	(2,937)	—	(17,094)
Equity in subsidiaries' (loss) income	902	(1,852)	—	—	950	—

(Loss) income before income taxes	(16,824)	902	815	(2,937)	950	(17,094)
Income tax (benefit) provision	(2,416)	—	133	(403)	—	(2,686)

Net (loss) income	$(14,408)	$902	$682	$(2,534)	$950	$(14,408)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(7,150)	—	(24,105)	20,370	(10,885)

Total comprehensive (loss) income	$(14,408)	$(6,248)	$682	$(26,639)	$21,320	$(25,293)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statements of Comprehensive Income (Loss) (Unaudited)
For the six months ended June 29, 2014
(Amounts in thousands)

	Predecessor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	—	$263,194	$16,053	$78,130	—	$357,377
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	123,971	11,185	48,186	—	183,342
Selling, general and administrative expenses	39,324	90,090	3,656	23,692	—	156,762
Transaction, acquisition and integration expenses	—	31,681	—	—	—	31,681
Depreciation	—	12,789	48	1,312	—	14,149
Amortization	9,029	1,543	—	521	—	11,093
Intercompany administrative (income) expense	—	(216)	—	216	—	—
Management and transaction fees to related party	—	15	—	—	—	15
Other (income) expense, net	(95)	151	10	(343)	—	(277)

(Loss) income from operations	(48,258)	3,170	1,154	4,546	—	(39,388)

Intercompany interest (income) expense	(6,117)	6,117	—	—	—	—
Interest (income) expense, net	(103)	19,802	—	3,451	—	23,150
Interest expense on junior subordinated debentures	6,305	—	—	—	—	6,305
Investment income on trust common securities	(189)	—	—	—	—	(189)
(Loss) income before equity in subsidiaries' income	(48,154)	(22,749)	1,154	1,095	—	(68,654)
Equity in subsidiaries' (loss) income	(21,498)	1,251	—	—	20,247	—

(Loss) income before income taxes	(69,652)	(21,498)	1,154	1,095	20,247	(68,654)
Income tax (benefit) provision	(25,126)	—	426	572	—	(24,128)

Net (loss) income	$(44,526)	$(21,498)	$728	$523	$20,247	$(44,526)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(151)	—	(102)	158	(95)

Total comprehensive (loss) income	$(44,526)	$(21,649)	$728	$421	$20,405	$(44,621)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of June 30, 2015
(dollars in thousands)

	Successor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1	$2,717	$684	$4,195	$—	$7,597
Restricted investments	855	—	—	—	—	855
Accounts receivable, net	—	89,176	1,623	29,863	—	120,662
Inventories, net	—	177,784	5,532	73,428	(685)	256,059
Deferred income taxes, net	10,591	277	529	863	(98)	12,162
Other current assets	—	8,542	116	2,282	—	10,940
Total current assets	11,447	278,496	8,484	110,631	(783)	408,275
Intercompany notes receivable	105,446	116,706	(6,365)	(110,341)	(105,446)	—
Intercompany interest receivable	6,115	3,980	—	—	(10,095)	—
Investments in subsidiaries	(890,670)	55,647	4,178	243,048	587,797	—
Property and equipment, net	—	101,159	297	10,255	—	111,711
Goodwill	814,413	350,968	3,240	34,941	(584,841)	618,721
Other intangibles, net	728,767	—	4,575	43,014	—	776,356
Restricted investments	1,263	—	—	—	—	1,263
Deferred income taxes	49,945	143	(602)	660	(50,146)	—
Deferred financing fees, net	—	22,559	—	—	—	22,559
Investment in trust common securities	3,261	—	—	—	—	3,261
Other assets	—	2,946	25	47	—	3,018

Total assets	$829,987	$932,604	$13,832	$332,255	$(163,514)	$1,945,164

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$—	$70,804	$374	$23,361	$—	$94,539
Current portion of senior term loans	—	5,500	—	—	—	5,500
Current portion of capitalized lease and other obligations	—	212	—	—	—	212
Intercompany interest payable	—	6,115	—	3,980	(10,095)	—
Accrued expenses:						—
Salaries and wages	—	4,975	120	969	—	6,064
Pricing allowances	—	3,418	—	3,100	—	6,518
Income and other taxes	(92)	2,382	78	647	—	3,015
Interest	—	10,186	—	—	—	10,186
Deferred compensation	855	—	—	—	—	855
Other accrued expenses	—	7,404	39	3,144	—	10,587
Total current liabilities	763	110,996	611	35,201	(10,095)	137,476

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of June 30, 2015
(dollars in thousands)

	Successor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
LIABILITIES AND STOCKHOLDERS' EQUITY(CONTINUED)
Intercompany debt payable	—	105,446	—	—	(105,446)	—
Long term senior term loans	—	539,000	—	—	—	539,000
Bank revolving credit	—	44,000	—	—	—	44,000
Long term capitalized leases and other obligations	—	294	—	—	—	294
Long term senior notes	—	330,000	—	—	—	330,000
Junior subordinated debentures	130,206	—	—	—	—	130,206
Deferred compensation	1,263	—	—	—	—	1,263
Deferred income taxes, net	303,508	—	2,007	13,187	(50,244)	268,458
Other non-current liabilities	—	6,152	—	348	—	6,500
Total liabilities	435,740	1,135,888	2,618	48,736	(165,785)	1,457,197

Commitments and Contingencies

Stockholders' Equity:
Preferred Stock:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at June 30, 2015	—	—	—	—	—	—
Common Stock:
Common stock, $.01 par, 5,000 shares authorized, issued and outstanding at June 30, 2015	—	—	50	—	(50)	—

Additional paid-in capital	632,579	5,842	10,197	375,287	(479,184)	544,721
Accumulated deficit	(238,332)	(193,656)	967	(22,097)	419,773	(33,345)
Accumulated other comprehensive (loss) income	—	(15,470)	—	(69,671)	61,732	(23,409)
Total stockholders' equity	394,247	(203,284)	11,214	283,519	2,271	487,967
Total liabilities and stockholders' equity	$829,987	$932,604	$13,832	$332,255	$(163,514)	$1,945,164

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of December 31, 2014
(dollars in thousands)

	Successor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1	$13,191	$696	$4,597	$—	$18,485
Restricted investments	494	—	—	—	—	494
Accounts receivable, net	—	65,270	1,175	23,439	—	89,884
Inventories, net	—	141,472	5,687	57,885	(321)	204,723
Deferred income taxes, net	11,191	277	538	1,331	(98)	13,239
Other current assets	—	8,142	124	2,058	—	10,324
Total current assets	11,686	228,352	8,220	89,310	(419)	337,149
Intercompany notes receivable	105,446	112,977	(6,975)	(106,002)	(105,446)	—
Intercompany interest receivable	—	948	—	—	(948)	—
Investments in subsidiaries	(840,201)	69,419	4,300	271,714	494,768	—
Property and equipment, net	—	101,299	298	12,934	—	114,531
Goodwill	789,870	338,696	3,240	37,780	(548,026)	621,560
Other intangibles, net	746,714	—	4,682	47,545	—	798,941
Restricted investments	1,750	—	—	—	—	1,750
Deferred income taxes	53,715	143	(477)	(2)	(53,379)	—
Deferred financing fees, net	—	24,407	—	—	—	24,407
Investment in trust common securities	3,261	—	—	—	—	3,261
Other assets	—	1,317	25	72	—	1,414

Total assets	$872,241	$877,558	$13,313	$353,351	$(213,450)	$1,903,013

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$—	$53,487	$422	$12,553	$—	$66,462
Current portion of senior term loans	—	5,500	—	—	—	5,500
Current portion of capitalized lease and other obligations	—	207	—	—	—	207
Intercompany interest payable	—	—	—	948	(948)	—
Accrued expenses:
Salaries and wages	—	4,144	120	983	—	5,247
Pricing allowances	—	3,621	3	3,038	—	6,662
Income and other taxes	(581)	2,325	37	1,520	—	3,301
Interest	—	10,587	—	—	—	10,587
Deferred compensation	494	—	—	—	—	494
Other accrued expenses	—	6,990	40	393	—	7,423
Total current liabilities	(87)	86,861	622	19,435	(948)	105,883

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of December 31, 2014
(dollars in thousands)

	Successor
	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
LIABILITIES AND STOCKHOLDERS' EQUITY(CONTINUED)
Intercompany debt payable	—	105,446	—	—	(105,446)	—
Long term senior term loans	—	541,750	—	—	—	541,750
Long term capitalized leases and other obligations	—	400	—	—	—	400
Long term senior notes	—	330,000	—	—	—	330,000
Junior subordinated debentures	130,685	—	—	—	—	130,685
Deferred compensation	1,750	—	—	—	—	1,750
Deferred income taxes, net	310,804	—	2,037	14,417	(53,477)	273,781
Other non-current liabilities	—	4,359	—	1,262	—	5,621
Total liabilities	443,152	1,068,816	2,659	35,114	(159,871)	1,389,870

Commitments and Contingencies

Stockholders' Equity:
Preferred Stock:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at December 31, 2014	—	—	—	—	—	—
Common Stock:
Common stock, $.01 par, 5,000 shares authorized, issued and outstanding at December 31, 2014	—	—	50	—	(50)	—
Additional paid-in capital	632,602	5,842	10,197	375,287	(479,324)	544,604
Accumulated deficit	(203,513)	(188,780)	407	(11,484)	384,433	(18,937)
Accumulated other comprehensive (loss) income	—	(8,320)	—	(45,566)	41,362	(12,524)
Total stockholders' equity	429,089	(191,258)	10,654	318,237	(53,579)	513,143
Total liabilities and stockholders' equity	$872,241	$877,558	$13,313	$353,351	$(213,450)	$1,903,013

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Consolidating Statement of Cash Flows (Unaudited)
For the six months ended June 30, 2015
(dollars in thousands)

	Successor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities:
Net (loss) income	$(15,310)	$2,537	$682	$(2,317)	$—	$(14,408)
Adjustments to reconcile net (loss) income to net cash
provided by (used for) operating activities:
Depreciation and amortization	17,947	13,473	142	1,981	—	33,543
Gain on sale of property and equipment	—	223	1	(895)	—	(671)
Deferred income tax (benefit) provision	(2,926)	—	104	(441)	—	(3,263)
Deferred financing and original issue discount amortization	(479)	1,848	—	—	—	1,369
Stock-based compensation expense	257	—	—	—	—	257
Other non-cash interest and change in value of interest rate swap	—	1,264	—	—	—	1,264
Changes in operating items:
Accounts receivable	—	(23,906)	(448)	(7,599)	—	(31,953)
Inventories	—	(35,948)	155	(19,861)	—	(55,654)
Other assets	(6,115)	(2,675)	(602)	15,547	—	6,155
Accounts payable	—	17,317	(48)	11,208	—	28,477
Other accrued liabilities	489	698	37	1,163	—	2,387
Other items, net	6,277	(5,825)	—	(414)	—	38
Net cash provided by (used for) operating activities	140	(30,994)	23	(1,628)	—	(32,459)

Cash flows from investing activities:
Proceeds from sale of property and equipment	—	—	—	2,295	—	2,295
Capital expenditures	—	(13,479)	(35)	(756)	—	(14,270)
Net cash (used for) provided by investing activities	—	(13,479)	(35)	1,539	—	(11,975)

Cash flows from financing activities:
Repayments of senior term loans	—	(2,750)	—	—	—	(2,750)
Borrowings on revolving credit loans	—	44,000	—	—	—	44,000
Principal payments under capitalized lease obligations	—	(101)	—	—	—	(101)
Proceeds from sale of stock	400	—	—	—	—	400
Purchase of stock from a former member of management	(540)	—	—	—	—	(540)
Net cash (used for) financing activities	(140)	41,149	—	—	—	41,009

Effect of exchange rate changes on cash	—	(7,150)	—	(313)	—	(7,463)

Net (decrease) increase in cash and cash equivalents	—	(10,474)	(12)	(402)	—	(10,888)
Cash and cash equivalents at beginning of period	1	13,191	696	4,597	—	18,485
Cash and cash equivalents at end of period	$1	$2,717	$684	$4,195	$—	$7,597

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statement of Cash Flows (Unaudited)
For the six months ended June 29, 2014
(Amounts in thousands)

	Predecessor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities:
Net (loss) income	$(23,029)	$(22,749)	$728	$524	—	$(44,526)
Adjustments to reconcile net (loss) income to net cash
provided by (used for) operating activities:
Depreciation and amortization	9,029	14,332	48	1,833	—	25,242
Deferred income tax (benefit) provision	(24,245)	—	206	(419)	—	(24,458)
Deferred financing and original issue discount amortization	(103)	1,477	—	—	—	1,374
Stock-based compensation expense	39,229	—	—	—	—	39,229
Changes in operating items:
Accounts receivable	—	(17,638)	(633)	(6,996)	—	(25,267)
Inventories	—	(17,769)	(666)	584	—	(17,851)
Other assets	—	(3,199)	678	11,320	—	8,799
Accounts payable	—	25,944	236	(5,369)	—	20,811
Interest payable on junior subordinated debentures	1,019	—	—	—	—	1,019
Other accrued liabilities	(123)	28,651	(4)	2,659	—	31,183
Other items, net	(2,251)	(1,168)	(659)	235	—	(3,843)
Net cash provided by (used for) operating activities	(474)	7,881	(66)	4,371	—	11,712

Cash flows from investing activities:
Capital expenditures	—	(12,224)	(57)	(652)	—	(12,933)
Net cash provided by (used for) investing activities	—	(12,224)	(57)	(652)	—	(12,933)

Cash flows from financing activities:
Repayments of senior term loans	—	(992)	—	—	—	(992)
Principal payments under capitalized lease obligations	—	(84)	—	—	—	(84)
Proceeds from exercise of stock options	474	—	—	—	—	474
Net cash (used for) financing activities	474	(1,076)	—	—	—	(602)

Effect of exchange rate changes on cash	—	(151)	—	35	—	(116)

Net (decrease) increase in cash and cash equivalents	—	(5,570)	(123)	3,754	—	(1,939)
Cash and cash equivalents at beginning of period	1	27,553	791	6,624	—	34,969
Cash and cash equivalents at end of period	$1	$21,983	$668	$10,378	—	$33,030

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statement of Cash Flows (Unaudited)
For the one day ended June 30, 2014
(Amounts in thousands)

	Successor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities:
Net income (loss)	$6,228	$(22,018)	—	—	—	$(15,790)
Adjustments to reconcile net income (loss) to net cash provided by (used for)operating activities:
Depreciation and amortization	—	—	—	—	—	—
Deferred income tax provision	(6,228)	—	—	—	—	(6,228)
Deferred financing and original issue discount amortization	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—
Changes in operating items:
Accounts receivable	—	—	—	—	—	—
Inventories	—	—	—	—	—	—
Other assets	—	(2,321)	—	—	—	(2,321)
Accounts payable	—	—	—	—	—	—
Interest payable on junior subordinated debentures	—	—	—	—	—	—
Other accrued liabilities	18,177	(31,969)	—	—	—	(13,792)
Other items, net	—	(65)	—	(1,961)	—	(2,026)
Net cash provided by (used for) operating activities	18,177	(56,373)	—	(1,961)	—	(40,157)

Cash flows from investing activities:
Capital expenditures	—	—	—	—	—	—
Purchase of predecessors equity securities	(722,763)	—	—	(4,582)	—	(727,345)
Net cash used for investing activities	(722,763)	—	—	(4,582)	—	(727,345)

Cash flows from financing activities:
Borrowings of senior term loans	—	550,000	—	—	—	550,000
Repayments of senior term loans	—	(384,407)	—	—	—	(384,407)
Borrowings of senior notes	—	330,000	—	—	—	330,000
Repayments of senior notes	—	(265,000)	—	—	—	(265,000)
Proceeds from sale of successor equity securities	542,929	—	—	—	—	542,929
Financing fees, net	—	(26,355)	—	—	—	(26,355)
Borrowings on revolving credit loans	—	16,000	—	—	—	16,000
Net cash provided by financing activities	542,929	220,238	—	—	—	763,167

Effect of exchange rate changes on cash	—	—	—	—	—	—

Net (decrease) increase in cash and cash equivalents	(161,657)	163,865	—	(6,543)	—	(4,335)
Cash and cash equivalents at beginning of period	1	21,983	668	10,378	—	33,030
Cash and cash equivalents at end of period	$(161,656)	$185,848	$668	$3,835	—	$28,695